UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act 1934

Date of Report (Date of earliest event reported)

November 12, 2013

The Estée Lauder Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

212-572-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)                             Compensatory Arrangements of Certain Officers

On November 12, 2013, the stockholders of The Estée Lauder Companies Inc. (the “Company”) approved The Estée Lauder Companies Inc. Executive Annual Incentive Plan (the “2013 Plan”). The 2013 Plan is for “Executive Officers” of the Company and is substantially identical to the Executive Incentive Plan approved by stockholders of the Company in 2008 (the “2008 Plan”), except:

•                  the maximum amount payable to any “Executive Officer” in a fiscal year has been increased to $10 million from $6 million (an amount that was not surpassed under the 2008 Plan);

•                  for purposes of setting bonus opportunities, the limitation on the ratio of aggregate target bonus opportunities to base salary of 250% has been removed to provide greater flexibility to shift the mix of compensation from fixed to variable/performance-based compensation; and

•                  “gross margin” has been added to the possible business criteria that may be used to determine performance targets.

The 2013 Plan also clarifies that the measurement of performance against targets may exclude or adjust for the impact of certain events or occurrences including: (i) asset impairments; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) the cumulative effect of changes in accounting principles; (vi) extraordinary nonrecurring items as described in FASB Accounting Standards Codification Topic 225 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s reports for the applicable period; (vii) acquisitions, divestitures or discontinued operations; (viii) gains or losses on refinancing or extinguishment of debt; (ix) changes in foreign currency exchange rates; (x) a change in the Company’s fiscal year; (xi) significant changes in the number or type of shares outstanding (due to events such as stock splits, stock dividends, recapitalizations and acquisitions involving the stock of the Company); and (xii) any other specific unusual or nonrecurring events, or objectively determinable category thereof.

The Company will cease using the 2008 Plan.

For purposes of the plan, “Executive Officers” means those persons who are denoted as such from time to time by the Company in the Company’s filings with the Securities and Exchange Commission and those other persons as may be designated as such from time to time by the Compensation Committee. Approximately 13 people are expected to be eligible to participate in the 2013 Plan.

Under the 2013 Plan, each participant is granted an opportunity or opportunities that will be paid if the performance target for the particular opportunity is achieved.  In no event may a participant receive more than $10 million on account of any fiscal year.  The annual performance target for each opportunity shall be based on achievement of hurdle rates, targets and/or growth in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole. The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) net sales; (iv) market share; (v) net operating profit; (vi) expense control; (vii) working capital relating to inventory and/or accounts receivable; (viii) operating margin; (ix) return on equity; (x) return on assets; (xi) return on invested capital; (xii) planning accuracy (as measured by comparing planned results to actual results); (xiii) gross margin; (xiv) market price per share; and (xv) total return to stockholders. In addition, the annual performance targets may include comparisons to performance at other companies, such performance to be measured by one or more of the foregoing business criteria.

The 2013 Plan is administered by a committee appointed by the Board of Directors comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be “outside directors” within the meaning of treasury regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code. Payouts are determined annually following the determination of the Company’s fiscal year-end results and certification by the committee that the achievement of the opportunities has been accurately determined.

No opportunity may be granted after August 21, 2023.

The 2013 Plan is subject to amendment or termination at any time by the Compensation Committee, but no such action may adversely affect any rights or obligations with respect to any awards previously made under the 2013 Plan and, unless the stockholders of the Company shall have first approved thereof, no amendment of the plan shall be effective which would: (i) increase the maximum amount which can be paid to any participant under the plan; (ii) change the types of business criteria on which performance targets are to be based under the plan; or (iii) modify the requirements as to eligibility for participation in the plan.

A copy of the 2013 Plan is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02(e) by reference.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on November 12, 2013.  At that meeting, there were 201,098,360 shares of Class A Common Stock and 148,728,082 shares of Class B Common Stock present in person or by proxy and entitled to vote.  The combined voting power of the shares was 1,688,379,180 votes because each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to ten votes per share.  The matters voted upon and the results of the vote are set forth below.

Proposal One:  Election of Directors.

Stockholders elected each of the following nominees as director to hold office until the 2016 Annual Meeting (i.e. as Class II Directors) and until his or her successor is elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Aerin Lauder	1,671,132,524	9,255,285	7,991,371
William P. Lauder	1,595,726,762	84,661,047	7,991,371
Richard D. Parsons	1,594,577,266	85,810,543	7,991,371
Lynn Forester De Rothschild	1,676,916,207	3,471,602	7,991,371
Richard F. Zannino	1,678,661,286	1,726,523	7,991,371

The continuing Class III Directors are Charlene Barshefsky, Wei Sun Christianson, Fabrizio Freda, Jane Lauder and Leonard A. Lauder.  Their terms expire at the 2014 Annual Meeting of Stockholders.  The continuing Class I Directors are Rose Marie Bravo, Paul J. Fribourg, Mellody Hobson, Irvine O. Hockaday, Jr. and Barry Sternlicht.  Their terms expire at the 2015 Annual Meeting of Stockholders.

Proposal Two:  Ratification of Appointment of Independent Auditors.

Stockholders approved the ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending June 30, 2014.

Votes For	Votes Against	Abstentions	Broker Non - Votes
1,686,050,587	1,977,026	351,567	0

Proposal Three:  Advisory Vote on Executive Compensation.

Stockholders approved a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non - Votes
1,672,134,288	7,787,722	465,799	7,991,371

Proposal Four:  Vote to Approve The Esteé Lauder Companies Inc. Executive Annual Incentive Plan.

Stockholders approved The Esteé Lauder Companies Inc. Executive Annual Incentive Plan pursuant to Section 162(m) of the Internal Revenue Code.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,620,922,358	59,094,310	371,141	7,991,371

Proposal Five:  Vote on a Stockholder Proposal Concerning Sustainable Palm Oil.

Stockholders did not approve this stockholder proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,340,520	1,624,635,003	39,412,286	7,991,371

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	The Estée Lauder Companies Inc. Executive Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

/s/ Spencer G. Smul
Date: November 14, 2013	By:	Spencer G. Smul
Senior Vice President
Deputy General Counsel and Secretary